Exhibit 99.1

Investor Contact:	Media Contact:

Garen Sarafian	Katie Savastano
ir@bauschhealth.com	corporate.communications@bauschhealth.com
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Bausch Health Announces the Appointment of Two New Members to Its Board of Directors

LAVAL, QC, July 24, 2025 – Bausch Health Companies Inc. (NYSE:BHC)(TSX:BHC), a global, diversified pharmaceutical company, today announced the appointment of Michael Goettler and Sandra Leung to its Board of Directors, effective July 22, 2025. The appointments increase the size of the Board from ten to twelve members.

Michael Goettler is an accomplished executive with extensive leadership experience in the pharmaceutical industry. Most recently, he served as Chief Executive Officer of Viatris, where he guided the company through transformation and renewed focus. He is recognized for his expertise in steering multinational corporations and advancing healthcare solutions worldwide. Mr. Goettler will serve on the Talent and Compensation Committee and Science and Technology Committee.

Sandra Leung brings decades of experience and insight from her distinguished career in the pharmaceutical industry, most recently as Executive Vice President and General Counsel of Bristol Myers Squibb Company. Sandra has provided strategic legal counsel at the highest levels, helping to guide corporate governance, compliance, and regulatory initiatives. Ms. Leung will serve on the Nominating and Corporate Governance Committee.

“On behalf of our Board, I am delighted to welcome Michael and Sandra to the Bausch Health Board. Their deep industry knowledge and leadership experience will provide invaluable guidance as the organization continues to evolve and strengthen,” said John A. Paulson, Chairperson of the Bausch Health Board. “We are confident that their insights will help accelerate the strategy and reinforce the Company’s commitment to patients, customers, and shareholders.”

About Bausch Health

Bausch Health Companies Inc. (NYSE:BHC)(TSX:BHC), is a global, diversified pharmaceutical company enriching lives through our relentless drive to deliver better health care outcomes. We develop, manufacture and market a range of products primarily in gastroenterology, hepatology, neurology, dermatology, dentistry, aesthetics, international pharmaceuticals and eye health, through our controlling interest in Bausch + Lomb Corporation. Our ambition is to be a globally integrated healthcare company, trusted and valued by patients, HCPs, employees and investors. For more information about Bausch Health, visit www.bauschhealth.com and connect with us on LinkedIn.

Forward-looking Statements

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of the words “will,” “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “subject to” and variations or similar expressions. These statements are neither historical facts nor assurances of future performance, are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results are subject to other risks and uncertainties that relate more broadly to Bausch Health’s overall business, including those more fully described in Bausch Health’s most recent annual and quarterly reports and detailed from time to time in Bausch Health’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any of these forward-looking statements to reflect events, information or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.